UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant To Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (date of earliest event reported): April 25, 2013

HealthSouth Corporation
(Exact name of Registrant as specified in its Charter)
Delaware
(State or Other Jurisdiction of Incorporation)

001-10315	63-0860407
(Commission File Number)	(IRS Employer Identification No.)

3660 Grandview Parkway, Suite 200, Birmingham, Alabama 35243
(Address of Principal Executive Offices, Including Zip Code)
(205) 967-7116
(Registrant's Telephone Number, Including Area Code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 2.02. Results of Operations and Financial Condition.
The information contained herein is being furnished pursuant to Item 2.02 of Form 8‑K, “Results of Operations and Financial Condition,” and Item 7.01 of Form 8-K, “Regulation FD Disclosure.” This information shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or incorporated by reference in any filing under the Securities Act of 1933, as amended, (the “Securities Act”) or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.
On April 25, 2013, HealthSouth Corporation (the “Company”) issued a press release reporting the financial results of the Company for the three months ended March 31, 2013. A copy of the press release is attached to this report as Exhibit 99.1 and incorporated herein by reference.
ITEM 7.01. Regulation FD Disclosure.
See Item 2.02, “Results of Operations and Financial Condition,” above.
In addition, a copy of the supplemental slides which will be discussed during the Company's earnings call at 9:00 a.m. Eastern Time on Friday, April 26, 2013 is attached to this report as Exhibit 99.2 and incorporated herein by reference. This information shall not be deemed “filed” for purposes of Section 18 of the Exchange Act, or incorporated by reference in any filing under the Securities Act or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.
Note Regarding Presentation of Non-GAAP Financial Measures
The financial data contained in the press release and supplemental slides include non-GAAP financial measures, including the Company's leverage ratio and Adjusted EBITDA. The leverage ratio referenced therein is defined as the ratio of consolidated total debt to Adjusted EBITDA for the trailing four quarters. The Company believes its leverage ratio and Adjusted EBITDA are measures of its ability to service its debt and its ability to make capital expenditures. Additionally, the leverage ratio is a standard measurement used by investors to gauge the creditworthiness of an institution. The Company's credit agreement also includes a maximum leverage ratio financial covenant which allows the Company to deduct up to $75 million of cash on hand from consolidated total debt. The Company reconciles Adjusted EBITDA to net income in the press release attached as Exhibit 99.1 and the supplemental slides attached as Exhibit 99.2 and to net cash provided by operating activities below.
The Company uses Adjusted EBITDA on a consolidated basis as a liquidity measure. The Company believes this financial measure on a consolidated basis is important in analyzing its liquidity because it is the key component of certain material covenants contained within the Company's credit agreement, which is discussed in more detail in Item 7, Management's Discussion and Analysis of Financial Condition and Results of Operations, "Liquidity and Capital Resources," and Note 8, Long-term Debt, to the consolidated financial statements included in its Annual Report on Form 10‑K for the year ended December 31, 2012 (the “2012 Form 10‑K”). These covenants are material terms of the credit agreement. Noncompliance with these financial covenants under the credit agreement—its interest coverage ratio and its leverage ratio—could result in the Company's lenders requiring the Company to immediately repay all amounts borrowed. If the Company anticipated a potential covenant violation, it would seek relief from its lenders, which would have some cost to the Company, and such relief might not be on terms favorable to those in the Company's existing credit agreement. In addition, if the Company cannot satisfy these financial covenants, it would be prohibited under the credit agreement from engaging in certain activities, such as incurring additional indebtedness, making certain payments, and acquiring and disposing of assets. Consequently, Adjusted EBITDA is critical to the Company's assessment of its liquidity.
In general terms, the credit agreement definition of Adjusted EBITDA, referred to as “Adjusted Consolidated EBITDA” there, allows the Company to add back to consolidated net income interest expense, income taxes, and depreciation and amortization and then add back to consolidated net income (1) all unusual or nonrecurring items reducing consolidated net income (of which only up to $10 million in a year may be cash expenditures), (2) any losses from discontinued operations and closed locations, (3) costs and expenses, including legal fees and expert witness fees, incurred with respect to litigation associated with stockholder derivative litigation, including the matters related to Ernst & Young LLP and Richard Scrushy discussed in Note 19, Contingencies and Other Commitments, to the consolidated financial statements accompanying the 2012 Form 10-K and Note 9, Contingencies, to the condensed consolidated financial statements included in Part I, Item 1, Financial Statements (Unaudited), of the Company's quarterly report on Form 10-Q for the quarterly period ended March 31, 2013 (the "March 2013 Form 10-Q"), when filed, and (4) share-based compensation expense. The Company also subtracts from consolidated net income all unusual or nonrecurring items to the extent they increase consolidated net income.

Under the credit agreement, the Adjusted EBITDA calculation does not include net income attributable to noncontrolling interests and includes (1) gain or loss on disposal of assets, (2) professional fees unrelated to the stockholder derivative litigation, and (3) unusual or nonrecurring cash expenditures in excess of $10 million. These items may not be indicative of the Company's ongoing performance, so the Adjusted EBITDA calculation presented here includes adjustments for them.
Adjusted EBITDA is not a measure of financial performance under generally accepted accounting principles in the United States of America ("GAAP"), and the items excluded from Adjusted EBITDA are significant components in understanding and assessing financial performance. Therefore, Adjusted EBITDA should not be considered a substitute for net income or cash flows from operating, investing, or financing activities. Because Adjusted EBITDA is not a measurement determined in accordance with GAAP and is thus susceptible to varying calculations, Adjusted EBITDA, as presented, may not be comparable to other similarly titled measures of other companies. Revenues and expenses are measured in accordance with the policies and procedures described in Note 1, Summary of Significant Accounting Policies, to the consolidated financial statements accompanying the 2012 Form 10-K.
The Company also uses adjusted free cash flow as an analytical indicator to assess its performance. Management believes the presentation of adjusted free cash flow provides investors an efficient means by which they can evaluate the Company's capacity to reduce debt and pursue development activities. The calculation of adjusted free cash flow and a reconciliation of net cash provided by operating activities to adjusted free cash flow is included in the press release attached as Exhibit 99.1 and the supplemental slides attached as Exhibit 99.2. This measure is not a defined measure of financial performance under GAAP and should not be considered as an alternative to net cash provided by operating activities. The Company's definition of adjusted free cash flow is limited and does not represent residual cash flows available for discretionary spending. Because this measure is not determined in accordance with GAAP and is susceptible to varying calculations, it may not be comparable to other similarly titled measures presented by other companies. See the condensed consolidated statements of cash flows included in the press release attached as Exhibit 99.1 for the GAAP measures of cash flows from operating, investing, and financing activities.
Reconciliation of Net Cash Provided by Operating Activities to Adjusted EBITDA

	For the Three Months Ended March 31,		For the Year Ended December 31,

	2013	2012	2012
	(In Millions)
Net cash provided by operating activities	$121.4	$81.0	$411.5
Provision for doubtful accounts	(7.4)	(6.3)	(27.0)
Professional fees—accounting, tax, and legal	1.4	3.6	16.1
Interest expense and amortization of debt discounts and fees	24.2	23.3	94.1
Equity in net income of nonconsolidated affiliates	2.9	3.3	12.7
Net income attributable to noncontrolling interests in continuing operations	(14.6)	(12.6)	(50.9)
Amortization of debt discounts and fees	(1.0)	(0.9)	(3.7)
Distributions from nonconsolidated affiliates	(3.4)	(3.3)	(11.0)
Current portion of income tax expense	1.8	2.1	5.9
Change in assets and liabilities	13.0	36.9	60.7
Premium paid on bond issuance/redemption	—	—	1.9
Change in government, class action, and related settlements	—	—	(2.6)
Net cash used in (provided by) operating activities of discontinued operations	0.7	(0.4)	(2.0)
Other	0.3	0.3	0.2
Adjusted EBITDA	$139.3	$127.0	$505.9

Forward-Looking Statements
The information contained in the press release and supplemental slides includes certain estimates, projections, and other forward-looking information that involve known and unknown risks and relate to, among other things, future events, the Company's business strategy, financial plans, plans to repurchase its debt or equity securities, future financial performance, projected business results, or projected capital expenditures, or its leverage ratio. In some cases, you can identify forward-looking statements by terminology such as “may,” “will,” “should,” “expects,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” “targets,” “potential,” or “continue” or the negative of these terms or other comparable terminology. These estimates, projections, and other forward-looking information are based on assumptions the Company believes, as of the date hereof, are reasonable. Inevitably, there will be differences between such estimates and actual results, and those differences may be material.
There can be no assurance that any estimates, projections, or forward-looking information will be realized.
All such estimates, projections, and forward-looking information speak only as of the date hereof. The Company undertakes no duty to publicly update or revise the information contained herein.
You are cautioned not to place undue reliance on the estimates, projections, and other forward-looking information in the press release and supplemental slides as they are based on current expectations and general assumptions and are subject to various risks, uncertainties, and other factors, including those set forth in the 2012 Form 10-K, the Company's quarterly report on Form 10-Q for the quarterly period ended March 31, 2013, when filed, and in other documents the Company previously filed with the SEC, many of which are beyond the Company's control. These factors may cause actual results to differ materially from the views, beliefs, and estimates expressed herein.
ITEM 9.01. Financial Statements and Exhibits.
(d)    Exhibits.

Exhibit Number	Description
99.1	Press release of HealthSouth Corporation, dated April 25, 2013.
99.2	Supplemental slides provided in connection with the first quarter 2013 earnings call of HealthSouth Corporation.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.
HEALTHSOUTH CORPORATION

By:	/S/ JOHN P. WHITTINGTON
	Name:	John P. Whittington
	Title:	Executive Vice President, General Counsel and Corporate Secretary

Dated: April 25, 2013